UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 30, 2005

Schnitzer Steel Industries, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Oregon --------------------------- (State or Other Jurisdiction of Incorporation)	0-22496 ------------------- (Commission File Number)	93-0341923 --------------------------- (IRS Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR ---------------------------------------------------- (Address of Principal Executive Offices)	97296-0047 ------------------ (Zip Code)

(503) 224-9900
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(Registrant’s Telephone Number, Including Area Code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2005, Schnitzer Steel Industries, an Oregon corporation (“SSI”), and Hugu Neu Corporation, a New York corporation (“HNC”), completed the transaction contemplated by the previously announced Master Agreement that provided for the separation and termination of various joint venture relationships and certain other transactions. Pursuant to the Master Agreement signed on June 8, 2005, SSI and its subsidiary, Joint Venture Operations, Inc. (“JVOI”), and HNC and its subsidiaries, Hugo Neu Co., LLC, HNE Recycling LLC and HNW Recycling LLC, took the following steps relating to the dissolution of their joint venture relationships:

•

JVOI acquired the 50% interests in Prolerized New England Company (“PNE”) and certain other joint ventures based in Massachusetts, New Hampshire and Maine that were owned by a Hugo Neu subsidiary with the result that these joint ventures became wholly-owned by JVOI, and JVOI gained control of Metals Recycling, LLC (MRL”), a joint venture based in Rhode Island of which 60% of the membership interests are owned by PNE;

•

Subsidiaries of HNC acquired the 50% interests in the joint ventures based in New Jersey, New York and California that were owned by a Schnitzer subsidiary with the result that these joint ventures became wholly-owned by subsidiaries of HNC;

•

Hugo Neu Schnitzer Global Trade LLC (“HNS Global Trade”), a joint venture engaged primarily in scrap metal trading, redeemed JVOI’s 50% membership interest in it in exchange for the assets and liabilities of HNS Global Trade’s trading business in Russia, Poland, Denmark, Finland, Norway and Sweden, and a non-compete agreement that bars Hugo Neu from buying scrap metal in certain areas in Russia and the Baltic region for a five-year period ending on June 8, 2010;

•	JVOI acquired HNC’s metals recycling and greenwaste recycling businesses in Hawaii;
•	JVOI received $52.3 million in cash consideration, subject to post-closing adjustments;
•

SSI and HNC and certain of their affiliates executed a number of related agreements governing, among other things, employee transitional issues, benefit plans, scrap sales and other transitional services; and

•	SSI and HNC and certain of their affiliates executed and delivered mutual global releases.

The foregoing description of the Master Agreement is not complete and is qualified in its entirety by reference to the Master Agreement, which was previously filed as Exhibit 10.1 to SSI’s Form 8-K filed on June 9, 2005 hereto and is incorporated herein by reference as Exhibit 2.1.

Item 9.01              Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

SSI has not determined whether any financial statements of acquired businesses will be required, as the determination depends in part on the purchase accounting for the acquisition which has not been completed. The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment no later than December 16, 2005.

(b)	Pro Forma Financial Information.

SSI has also not determined whether any pro forma financial information will be required, as the determination similarly depends in part on the purchase accounting for the acquisition which has not been completed. The pro forma financial information required by Item 9.01(b) of Form 8-K, if any, will be filed by amendment no later than December 16, 2005.

(c)	Exhibits

2.1

Master Agreement dated as of June 8, 2005 by and among Hugo Neu Co., LLC, HNE Recycling LLC, HNW Recycling LLC, and Joint Venture Operations, Inc. and for certain limited purposes Hugo Neu Corporation and Schnitzer Steel Industries, Inc. (incorporated herein by reference to Exhibit 10.1 of SSI’s Form 8-K filed on June 9, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schnitzer Steel Industries, Inc.

Date: October 6, 2005	By:	/s/ Gregory J. Witherspoon
Name: Gregory J. Witherspoon
Title: Interim Chief Financial Officer